United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 28, 2015

Date of Report

OAKRIDGE GLOBAL ENERGY SOLUTIONS, INC.

(Exact name of Registrant as specified in its Charter)

Colorado	000-50032	94-3431032
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

751 North Drive, Suite 9

Melbourne, FL  32934

 (Address of Principal Executive Offices)

(321) 610-7959

(Registrant’s Telephone Number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REFERENCES

In this Current Report, references to “Oakridge Global Energy Solutions, Inc.,” “Oakridge,” the “Company,” “we,” “our,” “us” and words of similar import refer to Oakridge Global Energy Solutions, Inc., the Registrant.  Oak Ridge Micro-Energy, Inc., our wholly-owned Nevada subsidiary, which holds all of our patents, patents pending and proprietary and other rights to our thin film battery technology, is referred to herein as “Oak Ridge Nevada,” and is also included in the references to “Oakridge,” the “Company,” “we,” “our” and  “us.”

FORWARD-LOOKING STATEMENTS

This Current Report contains certain forward-looking statements, and for this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control.  These factors include, among others, but are not limited to:

-

economic conditions generally in the United States and internationally, and in the markets and industries in which we have and may participate in the future;

-

our ability to obtain sufficient funding to continue to pursue our business plan;

-

our ability to perform our obligations under our loan agreements;

-

competition within our chosen markets and industries;

-

the state of our technology and technological advances and plans and our failure to successfully develop, compete in and finance our current and intended business operations;

-

trends affecting our limited manufacturing capabilities;

-

our ability to meet customer demands;

-

our ability to implement a long-term business strategy that will be profitable or generate sufficient cash flow;

-

our need for future additional financing;

-

trends affecting the commercial acceptability of our products;

-

our ability to protect and enforce our current and future intellectual property; and

-

our business and growth strategies.

We believe that it is important to communicate our future expectations to investors and shareholders. However, there may be events in the future that we are not able to accurately predict or control, including uncertainties and events that may cause our actual results to differ materially from the expectations we have described in our forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  All forward-looking statements should be considered in light of our reports and registration statements filed in the Edgar Archives of the United States Securities and Exchange Commission (the “SEC”).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stephen J. Barber.  Effective on May 28, 2015, Mr. Barber, our Executive Chairman, Chief Executive Officer, acting Chief Financial Officer and a director, resigned from the position of acting CFO.

Sean C. Kruuv.  On May 28, 2015, Sean C. Kruuv was appointed our Chief Financial Officer.

Mr. Kruuv is 45 years of age and brings extensive financial and operational leadership experience to Oakridge.  He began his career at PricewaterhouseCoopers in Toronto, Canada, and later joined Maytag Corporation (NYSE: MYG), where he held various positions in Finance and General Management functions in both Canada and the United States from 2000 to 2007 (2006 to 2007 with Whirlpool Corporation).  One year after the acquisition of Maytag by Whirlpool Corporation (NYSE: WHR) in March 2006, he joined Dal-Tile Corporation, a subsidiary of Mohawk Industries (NYSE: MHK), as their Corporate Controller from 2007 to 2009.  From 2009 to 2010, he served as the Vice President and Corporate Controller of publicly traded Frozen Food Express Industries (NASDAQ: FFEX), in Dallas, Texas, and then engaged in private consulting from 2010 to 2012 before moving to Florida to join ISGN Corporation, a technology solutions provider to the U.S. mortgage industry, as its Vice President of Finance and Global Controller until April 2014.  From that time until prior to his appointment with Oakridge, Mr. Kruuv has worked with privately held Octal Corporation, a global plastics manufacturer headquartered in the Sultanate of Oman, as their North American Controller.  Mr. Kruuv holds the designations of Chartered Professional Accountant (CPA) and Chartered Accountant (CA) from the Institute of Chartered Accountants of Ontario and a Law Degree (LL.B.) from the University of Western Ontario.

The services of Mr. Kruuv are outlined under his Employment Agreement dated May 17, 2015 (executed by us and accepted by our Board of Directors on May 28, 2015), under which Mr. Kruuv will receive an annual salary of $120,000, payable semi-monthly.  In addition to his annual salary, he will be issued 25,000 shares immediately after 15 days of employment and an additional 25,000 shares within the first 30 days of an Oakridge NASDAQ filing.  Mr. Kruuv is also entitled to expense reimbursement and employee benefits as provided to other employees, including, as applicable, bonuses, stock options, personal and sick leave, vacation, health and other insurance that may be provided, and participation in executive compensation or other incentive plans adopted, among other benefits.

A copy of Mr. Kruuv’s Employment Agreement is filed with this Current Report as Exhibit 10.1.  See Item 9.01 below.

Item 9.01 Financial Statements and Exhibits.

 Exhibit No.

Description of Exhibit

10.1

Employment Agreement of Sean C. Kruuv

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKRIDGE GLOBAL ENERGY SOLUTIONS, INC.

Date:	June 2, 2015	By:	/s/ Stephen J. Barber
Stephen J. Barber
Executive Chairman and CEO